Amendment No. 5 to

Administrative Services Agreement

Franklin Templeton Services, LLC

Pacific Life Insurance Company

THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the “Fund Administrator”) and Pacific Life Insurance Company (the “Company”).

WHEREAS, the Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of March 17, 2008, as may be amended from time to time (the “Agreement”), concerning certain administrative services with respect to each series (“Fund” or “Funds”) of Franklin Templeton Variable Insurance Products Trust (the “Trust”) listed on the Schedule B of the Agreement;

WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of adding certain new Funds and variable life or variable annuity insurance contracts covered by the Agreement.

NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1.         Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2.         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of May 1, 2015.

FRANKLIN TEMPLETON SERVICES, LLC	PACIFIC LIFE INSURANCE COMPANY

By: /s/ Dennis R. Rothe	By: /s/ Anthony J. Dufault
Name: Dennis R. Rothe	Name: Anthony J. Dufault
Title: Vice President	Title: Assistant Vice President

Attest: /s/ Brandon J. Cage
Name: Brandon J. Cage
Title: Assistant Secretary

Schedule B

Administrative Expense Payment

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

Separate Account/ Registration No.	Funds of the Trust	Fee Rate	Date of beginning of period for computation of fee
Pacific COLI Separate Account (Unregistered)	Templeton Global Bond VIP Fund – Class 2%		May 1, 2010
Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Foreign VIP Fund – Class 2%		May 1, 2012
Pacific COLI Separate Account II (Unregistered)	Templeton Global Bond VIP Fund – Class 2%		May 1, 2010
Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Foreign VIP Fund – Class 2%		May 1, 2012
Pacific COLI Separate Account III (Unregistered)	Templeton Global Bond VIP Fund – Class 2%		May 1, 2010
Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Foreign VIP Fund – Class 2%		May 1, 2012
Pacific COLI Separate Account IV (Unregistered)	Templeton Global Bond VIP Fund – Class 2%		May 1, 2010
Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Foreign VIP Fund – Class 2%		May 1, 2012
Pacific COLI Separate Account V (Unregistered)	Templeton Global Bond VIP Fund – Class 2%		May 1, 2010
Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Foreign VIP Fund – Class 2%		May 1, 2012
Pacific Select Exec Separate Account of Pacific Life Insurance Company (811-05563)	Templeton Global Bond VIP Fund – Class 2%		May 1, 2010
Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Foreign VIP Fund – Class 2%		May 1, 2012

Separate Account/ Registration No.	Funds of the Trust	Fee Rate	Date of beginning of period for computation of fee
Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company (811-05980) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Franklin Founding Funds Allocation VIP Fund – Class 4%		May 1, 2010
	Franklin Rising Dividends VIP Fund – Class 2 Mutual Global Discovery VIP Fund – Class 2 Templeton Global Bond VIP Fund – Class 2%		January 1, 2013
	Franklin Income Fund – Class 2%		May 1, 2015
Separate Account A of Pacific Life Insurance Company (811-08946)	Franklin Founding Funds Allocation VIP Fund – Class 4%		May 1, 2010
Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Franklin Mutual Global Discovery VIP Fund – Class 2 Templeton Global Bond VIP Fund – Class 2 Franklin Founding Funds Allocation VIP Fund – Class 2%		May 1, 2010
	Franklin Rising Dividends VIP Fund – Class 2%		January 1, 2013
	Franklin Income VIP Fund – Class 2%		May 1, 2015
Separate Account I of Pacific Life Insurance Company (Unregistered) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Global Bond VIP Fund – Class 2%		May 1, 2010
	Templeton Foreign VIP Fund – Class 2%		May 1, 2012
Pacific COLI Separate Account VI (Unregistered) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Global Bond VIP Fund – Class 2 Templeton Foreign VIP Fund – Class 2%		May 1, 2014
Pacific COLI Separate Account X (Unregistered) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Global Bond VIP Fund – Class 2 Templeton Foreign VIP Fund – Class 2%		May 1, 2014
Pacific COLI Separate Account XI (Unregistered) Includes all Contracts funded by the separate account that utilize the Funds of the Trust.	Templeton Global Bond VIP Fund – Class 2 Templeton Foreign VIP Fund – Class 2%		May 1, 2014

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